BROCADE

Q4 FY 2012
Earnings

Prepared Comments and Slides

November 19, 2012

Rob Eggers
Vice President, Investor Relations
Phone: 408-333-8797
reggers@brocade.com

John Noh
Senior Director, Public Relations
Phone: 408-333-5108
jnoh@brocade.com

NASDAQ: BRCD

Brocade Q4 FY 2012 Earnings    11/19/2012

Prepared comments provided by Rob Eggers, Investor Relations

Thank you for your interest in Brocade's Q4 Fiscal 2012 earnings presentation, which includes prepared remarks, slides, and a press release detailing fiscal fourth quarter and full year 2012 results. The press release was issued shortly after 1:00 p.m. PT on November 19, 2012 via Marketwire. The press release, along with these prepared comments and slides, has been furnished to the SEC on Form 8-K and will be made available on the Brocade Investor Relations website at www.brcd.com.

© 2012 Brocade Communications Systems, Inc.     Page 2 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

Cautionary Statements and Disclosures

Please see risk factors on Form 10-Q and Form 10-K filed with the SEC

This presentation includes forward-looking statements regarding Brocade's financial results, plans, guidance, strategy and business outlook, tax rate, OEM inventory, OEM partnerships, share repurchases, as well as Europe economic outlook, worldwide SAN and Ethernet fabric demand, customer segment uncertainty, and IT spending, which are only predictions and involve risks and uncertainties such that actual results may vary significantly. These and other risks are set forth in more detail in our Form 10-Q for the fiscal quarter ended July 28, 2012 and our Form 10-K for the fiscal year ended October 29, 2011. These forward-looking statements reflect beliefs, assumptions, outlook, estimates, and predictions as of today, and Brocade expressly assumes no obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

In addition, this presentation includes various third-party estimates regarding the total available market and other measures, which do not necessarily reflect the views of Brocade. Further, Brocade does not guarantee the accuracy or reliability of any such information or forecast.

Certain financial information is presented on a non-GAAP basis. Management believes that non-GAAP financial measures used in this presentation allow management to gain a better understanding of Brocade's comparative operating performance both from period to period, and to its competitors' operating results. Management also believes these non-GAAP financial measures help indicate Brocade's baseline performance before gains, losses or charges that are considered by management to be outside of ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. The most directly comparable GAAP information and a reconciliation between the non-GAAP and GAAP figures are provided in the accompanying press release, which has been furnished to the SEC on Form 8-K and posted on Brocade's website, and is included in the appendix in this presentation.

© 2012 Brocade Communications Systems, Inc.     Page 3 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

Agenda

Prepared comments followed by live Q&A call

Mike Klayko
CEO

Dan Fairfax
CFO

BROCADE

Today’s prepared comments include remarks by Mike Klayko, Brocade CEO, regarding the company’s quarterly results, strategy, and a review of operations, as well as industry trends and market/technology drivers related to its business; and by Dan Fairfax, Brocade CFO, who will provide a financial review.

A management discussion and live question and answer conference call will be webcast at 2:30 p.m. PT on November 19 at www.brcd.com and will be archived on the Brocade Investor Relations website.

© 2012 Brocade Communications Systems, Inc.     Page 4 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

Prepared comments provided by Mike Klayko, CEO

© 2012 Brocade Communications Systems, Inc.     Page 5 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

Q4 Financial Review

Overall results

$578M record revenue, up 5% Yr./Yr.

$210M record operating cash flow

GAAP	• $0.11 EPS, up $0.12 Yr./Yr. • 62.4% gross margin, up 290 basis points Yr./Yr. • 14.9% operating margin, up 500 basis points Yr./Yr.
Non-GAAP*	• $0.17 EPS, up $0.01 Yr./Yr. • 64.8% gross margin, up 190 basis points Yr./Yr. • 22.5% operating margin, up 150 basis points Yr./Yr.

*Non-GAAP, please see GAAP reconciliation in appendix

Fiscal Q4 was another great quarter for Brocade and a very strong ending for fiscal year 2012. Fueled by a highly innovative product portfolio, strong customer traction, and continued solid execution, we exceeded both our revenue and profitability guidance for the quarter. We achieved record revenue of $578 million, an increase of 5% from the prior year, driven by growth in our SAN products and Ethernet switch products, led by our award-winning Ethernet fabric portfolio.

Further, both our non-GAAP gross margin and our non-GAAP operating margin increased in the fourth quarter, outperforming our target model. As such, we are very pleased to report non-GAAP earnings per share in the fourth quarter of $0.17, an increase of one cent from the prior year, representing our fifth consecutive quarter of year-over-year EPS growth.

Looking at our cash flow, we also drove outstanding results here. We generated a record $210 million in operating cash flow, putting Brocade in a positive net cash position exiting the quarter, a full year ahead of our earlier expectation.

© 2012 Brocade Communications Systems, Inc.     Page 6 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

FY12 Financial Review

Overall results

$2,238M record revenue, up 4% Yr./Yr.

$591M record operating cash flow

GAAP

- Record net income of $195M, up 280% Yr./Yr.
- $0.41 GAAP EPS, up 310% Yr./Yr.
- 61.8% gross margin, up 200 basis points Yr./Yr.
- 12.4% operating margin, up 410 basis points Yr./Yr.

Non-GAAP*

- Record net income of $311M, up 26% Yr./Yr.
- $0.66 EPS, up 33% Yr./Yr.
- 64.5% gross margin, up 200 basis points Yr./Yr.
- 20.5% operating margin, up 300 basis points Yr./Yr.

*Non-GAAP, please see GAAP reconciliation in appendix

For the year, we achieved record revenue of more than $2.2 billion with non-GAAP earnings per share of $0.66, a 33% increase year-over-year. We saw significant improvements in both gross margin and operating margin, exceeding our FY12 target model, while achieving record net income in the year. With our record operating cash flow of $591 million, we eliminated the remaining balance of our term debt, repurchased more than $130 million of common stock, and increased our cash balance by more than 70% this year.

© 2012 Brocade Communications Systems, Inc.     Page 7 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

FY12 Business Review

Accomplishments

SAN

- Record product revenue, up 10% Yr./Yr.
- 16 Gbps ~35% of director and switch sales exiting the year

ETHERNET FABRIC

- Launch of Brocade VDX 8770 modular switch
- 800+ Brocade VDX customers worldwide
- ~230,000 ports installed at customers

IP NETWORKING

- Launch of new Brocade ICX family of campus LAN products
- Launch of highest density 10 GbE solution on Brocade MLXe

SOFTWARE-DEFINED NETWORKING

- Launch of SDN vision, strategy, and new products
- Introduction of first OpenFlow routing at 100 GbE

Our strong business model has also enabled us to make strategic investments in our core businesses as well as emerging technologies. For example, our continued investment into data center fabrics has positioned us as a leader in the industry with a competitively innovative and differentiated product portfolio of both SAN and Ethernet fabric solutions. This year we launched additional products as part of our first-to-market 16 Gbps SAN portfolio and have seen a rapid adoption of this technology, with 16 Gbps products now making up nearly 35% of our SAN director and switch sales. In Ethernet fabrics, we introduced the Brocade VDX 8770 modular switch, which further enhances our portfolio of Brocade VCS fabric-enabled products and reinforces our technology leadership in redefining data center architectures. We now have more than 800 Brocade VDX customers worldwide, giving us a strong position with customers in the marketplace.
In routing and application delivery, our investments in technology innovation resulted in strong Service Provider revenues in FY12. During Q4, we announced the 24-port 10 GbE module for the Brocade MLXe routers enabling our customers to build the industry's highest density core router in a single platform. In FY12 we also launched our comprehensive vision and strategy for software-defined networking (SDN) that sets the stage for continued ground-breaking technology and product innovation. We have taken a leading industry position in key areas of SDN, including support for OpenFlow on our high-end router family.
Moving to the campus LAN space, we delivered a significant refresh of our campus portfolio this year, introducing true innovation in a market that has been in need of architectural transformation for more than a decade. We are seeing great results with the sales of our Brocade ICX switches through our channel partners. Customer and partner feedback on the innovative Brocade HyperEdge technology has been very positive as well.
In total, we are exiting FY12 with a full portfolio of world-class products and an innovative technology roadmap in strategically important areas, while driving network transformation across all customers segments. Now I will go into more detail in each of our key innovation areas.

© 2012 Brocade Communications Systems, Inc.     Page 8 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

Driving SAN Momentum Today

Server virtualization and cloud computing adoption

Fibre Channel is winning in high-density virtualized data centers:

- Lowest overhead and latency
- Inherent reliability and availability
- Deterministic design of protocol
- Simple, mature, and well-supported multipathing

—Source: Gartner, October 2012

Our decision to invest in 16 Gbps Fibre Channel technology is paying off and has enabled us to make market share gains this year. SAN product revenue increased by 12% year-over-year in the fourth quarter and by 10% for the fiscal year with excellent customer adoption of our 16 Gbps products. As we look forward, we believe that the SAN market continues to represent an exciting growth opportunity for Brocade because of three key drivers: rapid migration to high-density server virtualization and cloud computing, innovation in the storage market such as the rapid adoption of flash array technology, and a major refresh cycle in our own, sizable installed base.

First, the tremendous growth of virtual machines is creating new demand for storage networking inside data centers, even as the market for physical servers slows. Fibre Channel is the ideal SAN technology in enterprise, hosting, and service provider data centers with high-density virtual machines requiring extremely low-latency, highly deterministic Fibre Channel SAN technology, according to a recent report from Gartner.

Gartner wrote, “Fibre Channel (FC) still has the lowest overhead and latency of all the mainstream protocols. Reliability and availability characteristics are inherent in the deterministic design of Fibre Channel, and multipathing is simple, mature and well-supported…”

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Brocade Q4 FY 2012 Earnings    11/19/2012

Driving SAN Momentum Today

Innovation across the storage landscape with accelerating growth

NEW REQUIREMENTS ON THE NETWORK

- New technologies emerging, such as solid state drives (SSD)
- New opportunities with OEM partners in mid-range market
- Storage capacity growing 37% CAGR through 2016

WORLDWIDE STORAGE CAPACITY FORECAST (IN TBs)*

37% CAGR (2011–16)
22,222
27,596
38,516
55,200
77,574
107,394
2011
2012E
2013E
2014E
2015E
2016E

*Source: IDC, May 2012, Markets Storage Systems: Market Analysis

The second driver that we see is the growing diversity of players, products, and technologies that are creating new demands for high-performance SANs. For example, as solid state drive (SSD) technology adoption increases, so will the requirements for a network that delivers the lowest possible latency and highest I/O's per second. We are also seeing ongoing product transitions in the mid-range storage market. This is creating new partnership opportunities with our large OEMs. Two such examples are the Hitachi UCP Pro solution, for which Brocade is the preferred networking provider, and the industry's first end-to-end 16 Gbps Fibre Channel solution from Dell Compellent. We expect to announce similar partnerships with other OEMs in the future.

In general, demand for storage capacity continues to accelerate. According to the latest market research, storage capacity will grow at a 37% CAGR through 2016.

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Brocade Q4 FY 2012 Earnings    11/19/2012

Driving SAN Momentum Today

Refreshing Brocade's $10B+ installed base

SAN TAM/FIBRE CHANNEL TRANSITIONS*

$2.0 Billions ($)
$1.5
$1.0
$0.5
$0.0
2004
2005
2006
2007
2008
2009
2010
2011
2012
≤2 Gbps
4 Gbps
8 Gbps
16 Gbps

LEADING PORTFOLIO OF 16 GBPS SAN SOLUTIONS

Brocade 6505, 6510 Switches

Embedded Switches

Brocade DCX 8510-8

Brocade DCX 8510-4

*Source: Dell'Oro

The third driver of our SAN growth is the ongoing refresh of our installed base—an opportunity that we estimate to be more than $10 billion. Our differentiated 16 Gbps products with added manageability and diagnostic capabilities are helping to drive this current refresh cycle. We also anticipate customer adoption to accelerate as our OEMs bring 16 Gbps embedded switches for blade servers and 16 Gbps storage arrays to market, such as the Dell Compellent announcement we discussed earlier. We expect other OEMs to make similar announcements in the upcoming quarters. Historically, the availability of these next-generation arrays is a key driver in terms of customer adoption of the latest SAN technology.

© 2012 Brocade Communications Systems, Inc.     Page 11 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

Industry's Broadest Ethernet Fabric Portfolio

With launch of Brocade VDX 8770 modular switch

FABRIC SCALE
LARGE SCALE
Brocade VDX 8770 Switches
MEDIUM SCALE
Brocade VDX 6710/20/30 and 8770 Switches
SMALL SCALE
Brocade VDX 6710/20/30 Switches
48 Ports 2,000 VM
500 Ports 20,000 VM
2,000 Ports 80,000 VM
8,000 Ports 384,000 VM

- Brocade VCS fabric scales from 48 ports to 8,000 ports
- Start small and grow by adding capacity—no rip-and-replace
- Optimized for all levels of scalability

Assumptions: Two 10 GbE ports per server, 80 VMs per server

In addition to continued innovation in SAN, we are further extending our leadership in the emerging Ethernet fabric space with each successive quarter. Brocade continues to innovate in Ethernet fabrics, announcing the Brocade VDX 8770 modular switch in Q4. This ground-breaking product enables large-scale data centers to utilize Brocade VCS fabric technology that delivers superior automation, resiliency, and efficiency to support the most advanced private and public cloud environments. We are proud to have the broadest portfolio of Ethernet fabric products that allow customers to start small and grow their fabrics over time as their demand increases.

During the quarter, we were also pleased to continue our partnership momentum here. The Hitachi UCP Pro integrated bundle that we highlighted before also includes a selection of our Ethernet fabric products. This designation underscores our proven track record for delivering networking solutions with unprecedented simplicity, automation, scalability, and reliability for the consolidation of business-critical enterprise applications.

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Brocade Q4 FY 2012 Earnings    11/19/2012

Brocade VCS Fabric Market Adoption

Key value propositions

AUTOMATED

- Zero-touch VM discovery, configuration, and mobility
- Self-forming trunks
- Minimal configuration to add links or switches
- 5x faster to deploy additional network capacity

EFFICIENT

- All links fully active, none on standby
- Multipathing at all layers of the network: Layers 1–3
- 2x greater network utilization

EVOLUTIONARY

- Seamless interoperability with existing LAN and SAN infrastructure
- Low entry cost makes it easy to start

PayPerCloud
Peak Colo THINK OUTSIDE THE RACK
VINCI
مدينة الملك عبدالعزيز للعلوم والتقنية KACST
SUNPOWER
BOSTON RED SOX
symantec.
Marshalls.
EA ELECTRONIC ARTS
LOCKHEED MARTIN
Merrick Bank
Hartford Hospital A Hartford HealthCare Partner
ALIANZA
PRINCETON UNIVERSITY

Demand for our Brocade VDX product family continues to be robust with more than 800 customers to date and an annualized run rate exceeding $50 million in revenue exiting FY12. During the fourth quarter we announced significant Ethernet fabric installations in several key customer segments, including data center hosting, large enterprises, and research institutions.

Specifically, we announced that PeakColo, a cloud-focused Infrastructure-as-a-Service provider, is leveraging Brocade VCS fabric technology through Brocade VDX 6720 switches to reduce the complexity of managing a dense cloud computing environment and to create new revenue opportunities.

We also announced that VINCI PLC, a leading U.K. construction and facilities company selected a fabric-based, unified campus networking solution from Brocade that includes deployments of Brocade VDX 6730 switches for its data center LAN and SAN needs as well as Brocade ICX switches for campus LAN.

Finally, in Q4 we announced that The King Abdulaziz City for Science and Technology based in Saudi Arabia is delivering a state-of-the-art network infrastructure including an Ethernet fabric in its data center built on Brocade VDX 6720 switches and Brocade VCS fabric technology. This network is also comprised of high-performance campus networking and load balancing solutions at each of its 16 buildings.

© 2012 Brocade Communications Systems, Inc.     Page 13 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

IP Networking Innovation

Refreshed portfolio in all customer segments

SERVICE PROVIDER

OpenFlow

Brocade MLXe
24x10 GbE Blade

ENTERPRISE

Ready for
HyperEdge
Technology

Brocade ICX 6610

Brocade FCX Series

Brocade ICX 6430
Brocade ICX 6450

DATA CENTER

Brocade MLX and
Brocade VDX 8770,
6710/20/30
Switches

Total fourth quarter IP Networking revenues were up 4% sequentially, driven in part by strong demand from our Federal and Service Provider customers. Our Federal performance benefited from both our refreshed campus portfolio and our sales efforts to expand our presence in this important customer segment. Service Provider revenues also experienced good growth in the quarter, as our innovative product portfolio supporting high-performance cloud computing and SDN is resonating well with customers in this market.

In total, Brocade has a strong product portfolio for Ethernet switching and IP routing that positions us well in FY13 for these target customer segments.

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Brocade Q4 FY 2012 Earnings    11/19/2012

Software-Defined Networking (SDN)

Executing well to strategy

BUILD

OpenFlow
BROCADE
VCS®
FABRIC

- Industry's first 100 GbE OpenFlow routing at wire-speed
- Industry's first "hybrid mode" support for OpenFlow
- Ethernet fabrics are the foundation for SDN

PARTNER

openstack
Piston
PISTON {CLOUD} COMPUTING
vmware
NEC
big switch networks

- Large ecosystem of partners through strategic investments, solution designs, and interoperability testing
- Embrace open architectures and solutions

As we look to the future of networking, we see SDN as a disruptive force reflecting the need for networks to be much more flexible and elastic. We believe the network of tomorrow will be open, not closed. It will include software and hardware components from multiple suppliers working together. Most importantly, we believe this transition presents significant new business opportunities for Brocade in working with service providers and enterprises to deliver services faster, and to provide new value-added services for their customers.
Brocade intends to lead in this category to complement its Ethernet fabric and routing solutions. We have outlined a comprehensive SDN strategy that includes a four-pronged approach: innovation through internal R&D, strategic industry partnerships, advanced technology acquisition, and talent recruitment and development of industry leaders. I'll cover specifics of these four areas in the next two slides.
First, in the area of R&D and innovation, we believe that Ethernet fabrics are an ideal foundation for SDN deployments because of their flexible architecture and advanced automation features. Brocade has also delivered several key innovations for network virtualization, a critical component of SDN. This includes the industry's first OpenFlow-enabled 100 GbE technology for the Brocade MLXe router. In addition, Brocade introduced the first true OpenFlow “hybrid mode” technology, which allows customers to supplement their existing IP routing and forwarding policies with OpenFlow-based policies. We have also added the ability to merge physical and virtual networks by offering VXLAN gateway/termination functions on the Brocade ADX Series application delivery switches, as announced at VMworld this year.
In the area of strategic partnerships, we have announced joint efforts with industry leaders and innovators such as VMware (Nicira), BigSwitch, and NEC in the area of network virtualization and OpenFlow. We have also actively participated in defining cloud/SDN management and orchestration standards. This includes our support for the OpenStack protocol that leverages the OpenStack Quantum “plug in” on our Ethernet fabrics. We are also building OpenStack-enabled solutions for private clouds by collaborating with Piston Cloud. This partnership will help ensure that customers can orchestrate and manage Brocade VCS fabric-based network infrastructure using Piston Enterprise OpenStack software.

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Brocade Q4 FY 2012 Earnings    11/19/2012

Software-Defined Networking (SDN)

Expanding strategy to accelerate opportunities

ACQUIRE

VYATTA®
A Brocade® Company

- Pioneer and market leader in software networking
- Core platform offerings include virtual routers, firewalls, and VPN
- Core technology is server-, hypervisor-agnostic

RECRUIT AND LEAD

David Meyer

SERVICE PROVIDER CTO AND CHIEF SCIENTIST

- Networking-industry visionary
- Foremost authority on SDN, Internet routing, and OpenFlow technologies

Curt Beckmann

BROCADE PRINCIPAL ARCHITECT AND ONF GROUP CHAIR

- Appointed Chair of ONF's Forwarding Abstractions Working Group
- Defining standards of SDN and OpenFlow implementation

In the area of M&A, earlier this month we announced our acquisition of Vyatta, the developer of a next-generation, on-demand network operating system that delivers software-based routing, firewall, and VPN functionality for physical, virtual, and cloud networking environments. Vyatta pioneered and created the industry's first and only platform-independent network operating system.
The acquisition of Vyatta adds a significant software arsenal and substantial industry expertise to Brocade's SDN portfolio and is highly synergistic to our own internal development efforts. Further, we believe that this acquisition will open up new market opportunities in key customer solutions, including data center virtualization, enterprise virtual private cloud, managed services, and integrated mobile appliances.
Finally, our SDN strategy includes the recruitment and development of industry visionaries. As such, we announced the appointment of David Meyer as Service Provider business chief technology officer and chief scientist. With more than 30 years of networking experience, David is a foremost authority on SDN, Internet routing, and OpenFlow technologies. He will play an integral role in the shaping of Brocade's cloud networking, advanced routing, and application delivery strategy.
We were also pleased to report the Open Networking Foundation's (ONF) appointment of Curt Beckmann, Brocade principal architect, as the chair of the ONF's newly-formed Forwarding Abstractions Working Group, which will define the standard on how SDN and OpenFlow should be implemented in networking products. Curt's appointment reinforces Brocade's leadership in SDN and underscores the joint commitment among Brocade, the ONF, and its member companies to deliver open, standards-based implementations of SDN and OpenFlow.

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Brocade Q4 FY 2012 Earnings    11/19/2012

Summary

Great products and strong execution drive record results

- Record revenue in Q4 and FY12
- Record net income in FY12
- Increased non-GAAP EPS 33% Yr./Yr. in FY12
- FY12 non-GAAP operating margin of 20.5%, exceeding target of 16–18%
- Executing well to Playbook and positioned for strong results in FY13

In closing, through strong execution across our organization in FY12, the company launched world-class products throughout our portfolio and continued to drive technology innovation in strategically important areas such as Fibre Channel SANs, Ethernet fabrics, IP routing, campus LANs, and SDN. These products have placed us in a strong competitive position and we are achieving significant customer traction. As a result of this strong product portfolio and execution, we generated record revenue, expanded non-GAAP gross and operating margins, and drove record profitability and cash flow during the year. This has enabled us to eliminate our term debt as well as to continue a significant stock buyback program, meaningfully increasing shareholder value. Most importantly, we have in place a solid strategy and a highly focused team to continue to drive strong results in FY13 and beyond.

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Brocade Q4 FY 2012 Earnings    11/19/2012

Prepared comments provided by Dan Fairfax, CFO

© 2012 Brocade Communications Systems, Inc.     Page 18 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

Key Financial Metrics

	Q4 11	Q1 12	Q2 12	Q3 12	Q4 12	Q4 12 Qtr./Qtr.	Q4 12 Yr./Yr.
Revenue	$550M	$561M	$543M	$555M	$578M	+4%	+5%
SAN product revenue	$303M	$353M	$343M	$321M	$339M	+5%	+12%
IP Networking product revenue	$158M	$123M	$113M	$146M	$152M	+4%	-4%
Global Services revenue	$89M	$84M	$87M	$88M	$87M	-1%	-3%
Non-GAAP gross margin*	62.9%	64.8%	64.8%	63.7%	64.8%	+1.1 pts	+1.9 pts
Non-GAAP operating margin*	21.0%	21.5%	18.6%	19.5%	22.5%	+3.0 pts	+1.5 pts
GAAP EPS—diluted	($0.01)	$0.12	$0.08	$0.09	$0.11	+23%	N/A
Non-GAAP EPS—diluted*	$0.16	$0.20	$0.15	$0.14	$0.17	+15%	+2%
Operating cash flow	$206M	$127M	$140M	$113M	$210M	+86%	+2%
Net cash/(net debt)	($382M)	($241M)	($131M)	($54M)	$108M	N/A	N/A

*Non-GAAP, please see GAAP reconciliation in appendix

In Q412 Brocade generated record revenue of $578M, an increase of 5% from Q411 and up 4% Qtr./Qtr. Total Company revenue for FY12 was $2,238M, also a record, up 4% from FY11. As we look at our business by product segment, Q4 SAN product revenue grew 12% Yr./Yr. driven by higher director and switch revenue, including the ramp of our 16 Gbps Fibre Channel portfolio. SAN product revenue was up 5% Qtr./Qtr. in a seasonally strong quarter and represented approximately 59% of total revenue, up slightly from 58% in Q3 and higher than the 55% reported in Q411. For the year, SAN product revenue was $1,356M, up 10% from FY11.

Revenue from our IP Networking products was up 4% Qtr./Qtr. and down 4% Yr./Yr. The year-over-year decline was driven by lower router revenue, partially offset by higher revenue from Ethernet switch products. IP Networking product revenue represented 26% of total revenue in Q4, unchanged from Q3 and down from 29% in Q411. For the year, IP Networking product revenue was $535M, down 3% from FY11 due to lower router sales.

Q4 Global Services revenue was $87M, down 1% Qtr./Qtr. and down 3% Yr./Yr. Our Global Services revenue represented approximately 15% of total Q4 revenue, down slightly from Q3 and Q411. Excluding the impact of the sale of our SBS consulting business at the end of FY11, our Global Services revenue increased nearly 3% Yr./Yr. For the year, Global Services revenue was $347M.

Non-GAAP gross margin was 64.8% in Q4, up 190 basis points from Q411 and up 110 basis points compared with Q3, due to a more favorable product mix and higher volumes. Non-GAAP operating margin was 22.5% in Q4, up 150 basis points from Q411 and up 300 basis points sequentially.

Q4 diluted GAAP EPS was $0.11 and non-GAAP diluted EPS was $0.17 in the quarter. The effective GAAP tax rate was 25.1% and the effective non-GAAP tax rate was 32.4% in Q4. The full year GAAP net income and non-GAAP net income were both records for the company, resulting in diluted GAAP EPS of $0.41 and diluted non-GAAP EPS of $0.66 for 2012.

During Q4, we generated a record $210M in operating cash flow and paid the remaining $30M balance of our term loan. Weighted average diluted shares outstanding were 474M in Q4, slightly higher than the 470M shares reported for Q3, and reflect 11.2M shares repurchased ($60M) during the quarter.

© 2012 Brocade Communications Systems, Inc.     Page 19 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

Total SAN Business Revenue

FY12 Yr./Yr. Compares

Total +7%
- Products +10%
- Support -7%

Product and Global Services Split
Millions ($)
$361.3
$58.4
$302.9
$406.4
$53.5
$352.9
$400.1
$57.2
$342.9
$377.6
$56.1
$321.5
$394.3
$55.4
$338.8
Global Services
Products
Q4 11
Q1 12
Q2 12
Q3 12
Q4 12

Product Segment Detail
Millions ($)
$361.3
$58.4
$47.4
$127.6
$127.9
$406.4
$53.5
$52.9
$155.4
$144.6
$400.1
$57.2
$46.1
$144.5
$152.3
$377.6
$56.1
$49.3
$137.3
$134.9
$394.3
$55.4
$45.5
$148.4
$144.9
Global Services
Server
Switch
Director
Q4 11
Q1 12
Q2 12
Q3 12
Q4 12

Turning to our total SAN business, including hardware and SAN-based support and services, Q4 revenue was $394.3M, up 9% Yr./Yr. and 4% sequentially. For the full year, SAN business revenue was a record $1,578.3M, up 7% from the prior year.

A number of factors, including server virtualization, deployment of cloud computing, and storage product transitions at our OEMs, contributed to the increased demand for Fibre Channel SAN products. Further, sales growth of our SAN products continues to benefit from the expansion of our 16 Gbps Fibre Channel product portfolio. In Q4 our 16 Gbps products represented nearly 35% of director and switch revenue. SAN product revenue was $338.8M in the quarter, up 12% Yr./Yr and 5% sequentially. Q4 director revenue was up 13% Yr./Yr. and 7% sequentially with approximately 50% of the director revenue coming from our 16 Gbps products. Switch revenue was up 16% Yr./Yr. and 8% Qtr./Qtr.

Our Server product group, including embedded switches and server adapter products (HBAs and mezzanine cards), posted revenue of $45.5M, down 4% Yr./Yr. and 8% sequentially. Embedded switch revenue was down 4% Yr./Yr., while our server adapter product revenue was basically flat from the prior year.

Q4 SAN-based support and services revenue was $55.4M, down slightly Qtr./Qtr. and down 5% Yr./Yr., driven primarily by the sale of our SBS services subsidiary in Q411.

© 2012 Brocade Communications Systems, Inc.     Page 20 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

Total IP Networking Business Revenue

FY12 Yr./Yr. Compares	
Total	-2%
Switch	+0%
Router	-7%
Other	-7%
Support	+6%

Product and Global Services Split

Millions ($)
$189.2
$31.1
$158.1
$154.3
$30.8
$123.4
$143.4
$30.2
$113.2
$177.8
$31.9
$145.8
$184.1
$31.8
$152.3
Global Services
Products
Q4 11
Q1 12
Q2 12
Q3 12
Q4 12

Product Segment Detail

Millions ($)
$189.2
$31.1
$15.4
$58.8
$83.8
$154.3
$30.8
$15.0
$49.9
$58.5
$143.4
$30.2
$12.7
$42.7
$57.8
$177.8
$31.9
$10.3
$48.8
$86.7
$184.1
$31.8
$11.5
$53.2
$87.7
Global Services
Other
Router
Switch
Q4 11
Q1 12
Q2 12
Q3 12
Q4 12

Moving on to our total IP Networking business, including hardware and support, Q4 revenue was $184.1M, down 3% Yr./Yr. and up 4% sequentially. IP Networking business revenue was $659.5M in FY12, down slightly compared with FY11.
Over time, as more of our IP Networking products are being sold through our two-tier distribution channel, it has become increasingly difficult to consistently identify the customer split of our end users. Because of this, we will be providing more qualitative commentary about changes to our mix of customer revenue in the future and we will begin reporting IP revenue by product category: Ethernet switch, routers, and all other (which will include our converged adapters as well as our ADX Series application delivery controllers). This change will also make our reporting more consistent with other networking companies and we believe will help investors better understand our performance.
As we look at the product categories for IP Networking in the quarter, Ethernet switch products generated $87.7M in revenue, up 5% Yr./Yr. and 1% Qtr./Qtr. We continued to see good progress with our award-winning Ethernet fabric-enabled products in Q4 with revenue growth of more than 125% Yr./Yr. During Q4, we generated revenue from our recently launched Brocade VDX 8770 and Brocade ICX 6650 switches.
IP routing revenue of $53.2M was down 10% Yr./Yr. and up 9% Qtr./Qtr. The year-over-year decline in routing revenue was due to delays of large router projects from customers in FY12 following a strong FY11, and higher discounting on some of the larger FY12 router transactions. Other revenue of $11.5M was down year-over-year on lower Brocade ADX sales. Support and services revenue was $31.8M in the quarter, up 2% Yr./Yr. and down slightly sequentially.
From an estimated customer split standpoint, Federal business revenue of $44.9M and Service Provider business revenue of $55.9M were both up sequentially, while Enterprise business revenue of $83.3M was lower in Q4. From a geographic viewpoint, APAC and Japan were up sequentially, while Americas and EMEA were lower.

© 2012 Brocade Communications Systems, Inc.     Page 21 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

Revenue: Routes to Market, 10% Customers, Geographic Splits

Routes to Market
38%
31%
30%
33%
35%
21%
21%
12%
12%
19%
41%
48%
58%
55%
46%
Channel/Direct
Other OEM
10% Customers
Q4 11
Q1 12
Q2 12
Q3 12
Q4 12

Geographic Split
62%
61%
65%
64%
63%
38%
39%
35%
36%
37%
Domestic
International
Q4 11
Q1 12
Q2 12
Q3 12
Q4 12

For the full fiscal year, EMC, HP , and IBM were each 10% customers and contributed 47% of revenue compared with 43% of revenue in FY11. HDS was a 10% customer in Q2 and Q3, but was not a 10% customer for the full year.

In the fourth quarter, EMC, HP , and IBM each contributed at least 10% of the total company revenue. Our 10% customers collectively contributed 46% of revenue in Q4, down from 55% in Q3 when HDS was also a 10% customer, and up from 41% in Q411. Other OEMs as a group, represented 19% of revenue in Q4, up from 12% in Q3 when HDS was a 10% customer, and down from 21% in Q411. Channel and direct routes to market contributed 35% of revenue in Q4, an increase from 33% in Q3 and down from 38% in Q411.

The mix of business based on ship-to location was 63% domestic and 37% international in the quarter, slightly higher domestic split compared with 62% in Q411. For FY12, 63% of the business was domestic, up compared with 61% in FY11 driven by 8% growth in the Americas while the international geographies were down 1% year-over-year. Since some of our OEMs take delivery of our products domestically and then ship internationally to their end-users, the percentage of international revenue based on end-user location would be higher.

© 2012 Brocade Communications Systems, Inc.     Page 22 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

Revenue and Non-GAAP Gross Margin*

Revenue Split by Product/Services
Millions ($)
$550
$89
$461
$561
$84
$477
$543
$87
$456
$555
$88
$467
$578
$87
$491
Global Services
Product
Q4 11
Q1 12
Q2 12
Q3 12
Q4 12

Non-GAAP Gross Margin* by Product/Services
Total
Product
Global Services
64.7%
66.6%
66.9%
65.5%
66.6%
62.9%
64.8%
64.8%
63.7%
64.8%
53.4%
54.5%
54.3%
54.5%
54.9%
Q4 11
Q1 12
Q2 12
Q3 12
Q4 12

*Non-GAAP, please see GAAP reconciliation in appendix

Q4 non-GAAP company gross margin of 64.8% was above the high end of our guidance range for the quarter due in part to higher revenue and more favorable product mix than expected. Gross margin improved 190 basis points year-over-year and 110 basis points Qtr./Qtr. driven primarily by higher volumes and improved product gross margins.

Q4 product non-GAAP gross margin was 66.6%, above the high end of our 63% to 66% target model, and up from 65.5% in Q3 primarily due to a favorable product mix and higher volumes. Q4 SAN non-GAAP gross margin was in the mid-70's, up slightly compared with Q3 and Q411 driven by higher volumes. Q4 IP Networking non-GAAP gross margin was nearly 50%, the highest since Q311 and higher compared to the previous quarter due to a more favorable product mix.

Global Services non-GAAP gross margin was 54.9% in Q4, up slightly quarter-over-quarter due to lower spending, and above our target model of 51% to 54% for the year.

© 2012 Brocade Communications Systems, Inc.     Page 23 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

Operating Performance vs. Target Model (FY 12)

Non-GAAP Gross Margin*
64.8%
64.8%
64.8%
62.9%
63.7%
FY 12 target model: 61–63%
FY 12 actuals: 64.5%
Q4 11
Q1 12
Q2 12
Q3 12
Q4 12

Non-GAAP Operating Expenses* as a Percentage of Revenues
46.2%
44.2%
43.3%
42.3%
41.8%
FY 12 target model: 44–46%
FY 12 actuals: 44.0%
Q4 11
Q1 12
Q2 12
Q3 12
Q4 12

Non-GAAP Operating Margin*
22.5%
21.0%
21.5%
19.5%
18.6%
FY 12 target model: 16–18%
FY 12 actuals: 20.5%
Q4 11
Q1 12
Q2 12
Q3 12
Q4 12

*Non-GAAP, please see GAAP reconciliation in appendix

Q4 non-GAAP gross margin was 64.8%, above the high end of our target model range of 61% to 63% for the year. During FY12, we exceeded the target model for non-GAAP gross margin each quarter resulting in full year non-GAAP gross margin of 64.5%, up 200 basis points Yr./Yr. The year-over-year improvement was due to higher product and services gross margins as well as increased volumes.

On a non-GAAP basis, total operating expenses were 42.3% of revenues in Q4, lower compared with 44.2% reported in Q3 on higher revenue and slightly lower operating expenses. Ending headcount was 4,536 in Q4, slightly lower than the prior quarter and the prior year. For FY12, non-GAAP operating expenses were 44.0% of revenue, at the low end of the target model range of 44% to 46% for the year.

Non-GAAP operating margin was 22.5% in Q4, an increase of 300 basis points compared with Q3 and the highest operating margin since Q110. The FY12 non-GAAP operating margin of 20.5% was 250 basis points above the high end of the target model range of 16% to 18%, as a result of higher gross margins as well as good expense management throughout the year.

© 2012 Brocade Communications Systems, Inc.     Page 24 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

Balance Sheet and Cash Flow Highlights

As of October 27, 2012

	Q4 11	Q1 12	Q2 12	Q3 12	Q4 12	Q4 12 Qtr./Qtr.	Q4 12 Yr./Yr.
Cash from operations	$206M	$127M	$140M	$113M	$210M	+86%	+2%
Capital expenditures	$20M	$18M	$21M	$18M	$17M	-5%	-17%
Free cash flow	$186M	$109M	$119M	$95M	$194M	+103%	+4%
Debt payments	$50M	$70M	$50M	$40M	$30M	-25%	-40%
Cash, equivalents, and short-term investments	$415M	$485M	$545M	$581M	$713M	+23%	+72%
Senior secured debt	$797M	$726M	$676M	$635M	$605M	-5%	-24%
Adjusted EBITDA*	$138M	$140M	$123M	$131M	$153M	+17%	+11%
Stock repurchase	$201M	$0	$25M	$45M	$60M	+33%	-70%
Senior secured leverage ratio	1.72x	1.48x	1.37x	1.20x	1.11x	-8%	-35%
Covenant	*2.5x*	*2.25x*	*2.25x*	*2.25x*	*2.25x*	–	–
Fixed charge coverage ratio	2.63x	3.05x	3.48x	4.83x	5.48x	+13%	+108%
Covenant	*1.5x*	*1.75x*	*1.75x*	*1.75x*	*1.75x*	–	–

*Adjusted EBITDA is as defined in the term debt credit agreement

Cash generated from operations was a record $210M in Q4, up 2% Yr./Yr. and up 86% sequentially. We continued to see favorable shipment linearity in the quarter, which resulted in DSOs of 37 days, the fourth quarter in a row of DSOs fewer than 40 days. Total capital expenditures in the quarter were $17M.

Cash, equivalents, and short-term investments were $713M, up $132M from Q3 and up $298M from Q411. With the $30M principal reduction of our term debt in Q4, we have now paid off the term debt two years earlier than the contractual time frame and one year earlier than planned. We also are net-cash positive as we exit Q412. As I mentioned earlier, we repurchased $60M of common stock during Q4. Exiting the quarter, we had $548M remaining in the Board authorized share repurchase program.

Adjusted EBITDA in the quarter was $153M, up 11% compared with Q411 and up 17% Qtr/Qtr. The Senior Secured Leverage Ratio was 1.11x and the Fixed Charge Coverage Ratio was 5.48x. With the retirement of the term debt this quarter we will not be reporting these ratios on a regular basis going forward.

© 2012 Brocade Communications Systems, Inc.     Page 25 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

Strong Cash Flow—Reducing Debt, Repurchasing Shares, Increasing Cash Balance

Operating Cash Flow

$299
$449
$591
FY10
FY11
FY12

Debt Reduction

$161
$163
$190
FY10
FY11
FY12

Share Buyback

$25
$211
$130
FY10
FY11
FY12

Ending Cash Balance*

$336
$415
$713
FY10
FY11
FY12

*Cash, cash equivalents, and short-term investments

Looking at our cash flow this year, we generated record operating cash flow of $591M. The 32% increase in operating cash flow from the prior year was driven by higher revenues, expanding operating margins, and improvements in working capital.

With the strong cash flow in FY12, we paid off the remaining $190M of term debt and used $130M of our cash to repurchase more than 24M shares during the year. Share repurchases this year more than offset the impact from stock awards. We also increased our cash balance by nearly $300M, or more than 70% year-over-year.

Over the past two years, operating cash flow has nearly doubled as we controlled spending while leveraging investments we made beginning in 2010. Our top priorities for cash going forward are to maintain a prudent balance sheet in the face of continued macro-economic uncertainty, repurchase stock opportunistically to offset the equity incentives given to employees, and explore small acquisition opportunities.

© 2012 Brocade Communications Systems, Inc.     Page 26 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

Q1 2013 Planning Assumptions and Outlook

Planning Assumptions

IT market conditions
- Uncertainty around macro economic conditions, especially in Europe

Brocade business
- Expect SAN to grow sequentially
- Expect IP Networking to be down Qtr./Qtr.

Other P&L items
- Expect structural tax rate of 29% to 31%

OEM inventories
- Expect a range of one to two weeks of supply

EPS
- Outlook includes Q1 share repurchase

Outlook	Q1 2013
Revenue range	$565M–$585M
Non-GAAP gross margin*	64.3%–64.8%
Non-GAAP operating expenses*	43.3%–44.3%
Non-GAAP operating margin*	20.0%–21.5%
Other income/other expense	~($12M)
Non-GAAP tax rate*	29%–31%
Fully diluted shares outstanding	472M–477M
Non-GAAP EPS*	$0.15–$0.16
Operating cash flow	$30M–$50M
Capital expenditures	~$20M
Free cash flow	$10M–$30M

*Non-GAAP, please see GAAP reconciliation in appendix

Looking forward to Q113, we considered a number of factors, including the following, in setting our outlook:

•	The current macro environment and economy continue to show uncertainty, especially in Europe.

•	We continue to see encouraging demand trends for our SAN products and expect Q1 SAN revenue to grow sequentially by 3% to 6%.

•	We expect our Q1 IP Networking revenue to be lower Qtr./Qtr. as Federal revenue will be down, typical for our January quarter.

•	We expect non-GAAP operating expenses to be approximately $250M in Q1, which includes the additional expenses of Vyatta.

•
At the end of Q4, OEM inventory was slightly higher than one and one-half weeks based on SAN business revenue, unchanged from the prior quarter. We expect OEMs to hold between one week and two weeks of inventory going forward. OEM inventory levels fluctuate for a number of reasons including seasonality and large end-user order patterns at the OEMs.

•
From a tax rate perspective, we assume a structural non-GAAP rate of 29% to 31% for FY13. This estimated range excludes any benefit from a Federal R&D tax credit which has not been reinstated by Congress. Discrete events can impact our tax rate from time to time. With the passage of Proposition 39, the "Single Sales Factor" tax initiative in California earlier this month, we anticipate taking a one-time, non-cash charge in Q1 of up to $78M to reduce our California deferred tax assets. This will impact our GAAP earnings in Q1, but our non-GAAP tax rate should still be 29% to 31% for the quarter. Our California state cash tax will not be affected by the change in law.

•	Our guidance reflects the share repurchases already completed in Q1.

•
Cash from operations will be lower Qtr./Qtr. due to seasonal payments of annual sales commissions, incentive compensation earned in FY12, as well as the semi-annual interest payments on the bonds that are made in Q1.

•	Finally, based on our Q1 outlook, we expect to manage the business to the target model given at our Analyst day in September 2012.

© 2012 Brocade Communications Systems, Inc.     Page 27 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

Prepared Comments and Live Conference Call

November 19, 2012, 2:30pm

Mike Klayko
CEO

Dan Fairfax
CFO

Dave Stevens
CTO & VP of Corporate Development

Jason Nolet
VP of Data Center Networking

Ken Cheng
VP of Routing, Application Delivery and Software Networking

Prepared comments provided by Rob Eggers, Investor Relations

That concludes Brocade’s prepared comments. At 2:30 p.m. Pacific Time on November 19, Brocade will host a webcast conference call at www.brcd.com.

Thank you for your interest in Brocade.

© 2012 Brocade Communications Systems, Inc.     Page 28 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

© 2012 Brocade Communications Systems, Inc.     Page 29 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

Quarterly Net Income (Loss) GAAP/Non-GAAP Reconciliation

(In $1,000s)	Q4 11	Q1 12	Q2 12	Q3 12	Q4 12
Net income (loss) on a GAAP basis	**($4,324)**	**$58,584**	**$39,296**	**$43,300**	**$54,001**
Gross margin adjustments:					
Stock-based compensation	4,345	4,375	4,596	3,074	3,388
Amortization of acquired intangibles	14,090	14,090	10,713	10,713	10,713
Legal fees (recovery) associated with certain pre-acquisition litigation	59	(51)	–	(414)	–
Total gross margin adjustments	**18,494**	**18,414**	**15,309**	**13,373**	**14,101**
Operating expense adjustments:					
Stock-based compensation	15,326	17,444	19,262	9,995	15,035
Amortization of acquired intangibles	14,476	14,993	14,737	14,737	14,737
Legal fees (recovery) associated with indemnification obligations and other related costs, net	–	–	–	–	(89)
Loss on sale of subsidiary	12,756	–	–	–	–
Total operating expense adjustments	**42,558**	**32,437**	**33,999**	**24,732**	**29,683**
Total operating income adjustments	61,052	50,851	49,308	38,105	43,784
Income tax effect of adjustments	22,018	(16,623)	(16,380)	(14,012)	(19,443)
Non-GAAP net income	**78,746**	**92,812**	**72,224**	**67,393**	**78,342**

Additional Financial Information:

	Q4 11	Q3 12	Q4 12
GAAP gross margin	59.5%	61.3%	62.4%
Non-GAAP gross margin	62.9%	63.7%	64.8%

GAAP product gross margin	61.1%	62.8%	64.0%
Non-GAAP product gross margin	64.7%	65.5%	66.6%

GAAP services gross margin	51.1%	53.2%	52.9%
Non-GAAP services gross margin	53.4%	54.5%	54.9%

GAAP operating margin	9.9%	12.6%	14.9%
Non-GAAP operating margin	21.0%	19.5%	22.5%

© 2012 Brocade Communications Systems, Inc.     Page 30 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

Net Cash/(Net Debt): Defined as Total Cash Less Total Debt

Increased net cash by ~$1.2B from Q1 09 to Q4 12

$108
Q1 09
Q1 10
Q1 11
Q1 12
Q4 12
Millions ($)
($241)
($503)
($713)
($1,073)

© 2012 Brocade Communications Systems, Inc.     Page 31 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

Q4 Cash and Debt Metrics

Adjusted EBITDA* Performance
(In Millions)

Quarter
Trailing 12 Months
$464
$490
$492
$532
$546
$138
$140
$123
$131
$153
Q4 11
Q1 12
Q2 12
Q3 12
Q4 12

Non-GAAP Return on Equity & Invested Capital**

12%
13%
14%
15%
15%
11%
12%
12%
14%
14%
ROE
ROIC
Q4 11
Q1 12
Q2 12
Q3 12
Q4 12

Reducing Debt Position
(In Millions)

Total Secured Debt
Term Debt
$797
$726
$676
$635
$605
$190
$120
$70
$30
$0
Q4 11
Q1 12
Q2 12
Q3 12
Q4 12

Cash Balance***
(In Millions)

$415
$485
$545
$581
$713
Ending Cash Balance
Q4 11
Q1 12
Q2 12
Q3 12
Q4 12

*Adjusted EBITDA is as defined in the term debt credit agreement
***Cash, equivalents, and short-term investments

**Non-GAAP, please see GAAP reconciliation in appendix; ROE and ROIC calculations based on trailing 12 months

© 2012 Brocade Communications Systems, Inc.     Page 32 of 33

Brocade Q4 FY 2012 Earnings    11/19/2012

© 2012 Brocade Communications Systems, Inc.     Page 33 of 33